As filed with the Securities and Exchange Commission on February 1, 2005

                                                      Registration No. 333-10126
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            SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

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                        Post-Effective Amendment No. 4 to
                             REGISTRATION STATEMENT
                                Under Schedule B
                                       of
                           THE SECURITIES ACT OF 1933

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                               REPUBLIC OF HUNGARY
                              (Name of Registrant)

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                       Embassy of the Republic of Hungary
                        Office of the Trade Commissioner
                        150 East 58th Street, 33rd Floor
                               New York, NY 10155
           (Name and address of authorized agent in the United States)

            It is requested that copies of notices and communications
             from the Securities and Exchange Commission be sent to:


                            Maureen S. Brundage, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                               New York, NY 10036

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     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     The securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Releases Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to the debt securities previously registered under Registration Statements No. 33-74760 and No. 333-6898 and not previously sold in the United States.

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
                                EXPLANATORY NOTE

     This Post-Effective Amendment No. 4 to the registrant's Registration Statement on Schedule B (File No. 333-10126) is being filed solely to file the new or amended Exhibits (5)(A), (5)(B), (5)(C), (5)(D), (5)(E), (5)(F), and
(5)(G) indicated in the Contents of Registration Statement section of Part II. No change is made to Part I of the Registration Statement or any other section of Part II of the Registration Statement.

                                     PART II

                       CONTENTS OF REGISTRATION STATEMENT

     The Registration Statement consists of:

(1)  Facing sheet.

(2)  Cross Reference sheet.

(3)  Part I consisting of the Prospectus.

(4)  Part II consisting of pages numbered II-1 through II-5.

(5)  The following exhibits:

     A.   Form of proposed Fiscal Agency Agreement.*

     B. Form of proposed Debt Security (attached to the form of Fiscal Agency Agreement under A above).*

     C.   Form of proposed Underwriting Agreement.*

     D. Opinion of the Legal Department of the Government Debt Management Agency as to the legality of the Debt Securities.*

     E.   Opinion of White & Case as to the legality of the Debt Securities.*

     F. The consent of the Legal Department of the Government Debt Management Agency (included in Exhibit D).*

     G.   The consent of White and Case (included in Exhibit E).*

     H.   The consent of Dr. Tibor Draskovics, the Minister of Finance.

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*    Revised versions attached, other contents and exhibits previously filed.

                                    SIGNATURE

          Pursuant to the requirements of the Securities Act of 1933, the Republic of Hungary has duly caused this Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Budapest, Hungary on February 1, 2005.



                             THE REPUBLIC OF HUNGARY
                                  Acting by and through its
                                  Ministry of Finance



                             By:  /s/ Tibor Draskovics
                                ------------------------------------------
                                Name:    Dr. Tibor Draskovics
                                Title:   Minister of Finance
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                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

          Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the Republic, has signed this Amendment No. 4 to the Registration Statement in the city of New York, New York, on February 1, 2005.



                             By: /s/ Melinda Czagany
                                ------------------------------------------
                                Name:    Melinda Czagany
                                Title:   Trade Commissioner
                                         Embassy of the Republic of Hungary
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                                  EXHIBIT INDEX

Exhibit
Number     Description

A.         Form of proposed Fiscal Agency Agreement.*

B. Form of proposed Debt Security (attached to the form of Fiscal Agency Agreement underA above).*

C.         Form of proposed Underwriting Agreement.*

D. Opinion of the Legal Department of the Government Debt Management Agency as to the legality of the Debt Securities.*

E.         Opinion of White & Case LLP as to the legality of the Debt
           Securities.*

F. The consent of the Legal Department of the Government Debt Management Agency (included in Exhibit D).*

G.         The consent of White and Case LLP (included in Exhibit E).*

H.         The consent of Dr. Tibor Draskovics, the Minister of Finance.

___________________

*    Revised versions attached, other contents and exhibits previously filed.